Exhibit 99.2

 Second Quarter 2021 Earnings Call  Tim Myers – Chief Executive OfficerErick Asmussen – Chief Financial Officer  August 3, 2021

 Important Information  2    Forward-Looking Statements This presentation contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, relating to the condition of, or trends or developments in, the ground transportation, aerospace, building and construction, industrial, packaging and other end markets; Arconic’s future financial results, operating performance, working capital, cash flows, liquidity and financial position; cost savings and restructuring programs; Arconic's strategies, outlook, business and financial prospects; any future share repurchases; costs associated with pension and other postretirement benefit plans; projected sources of cash flow; potential legal liability; the potential impact of the COVID-19 pandemic; the timing and levels of potential recovery from the COVID-19 pandemic within our end markets; and the impact of actions to mitigate the impact of the COVID-19 pandemic. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Arconic’s control. Such risks and uncertainties include, but are not limited to: (a) continuing uncertainty regarding the duration and impact of the COVID-19 pandemic on our business and the businesses of our customers and suppliers; (b) deterioration in global economic and financial market conditions generally; (c) unfavorable changes in the end markets we serve; (d) the inability to achieve the level of revenue growth, cash generation, cost savings, benefits of our management of legacy liabilities, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (e) adverse changes in discount rates or investment returns on pension assets; (f) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (g) the loss of significant customers or adverse changes in customers’ business or financial condition; (h) manufacturing difficulties or other issues that impact product performance, quality or safety; (i) the impact of pricing volatility in raw materials; (j) a significant downturn in the business or financial condition of a key supplier or other supply chain disruptions; (k) challenges to or infringements on our intellectual property rights; (l) the inability to successfully implement our re-entry into the U.S. packaging market or to realize the expected benefits of other strategic initiatives or projects; (m) the inability to identify or successfully respond to changing trends in our end markets; (n) the impact of potential cyber attacks and information technology or data security breaches; (o) geopolitical, economic, and regulatory risks relating to our global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (p) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation and compliance matters; and (q) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2020 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The above list of factors is not exhaustive or necessarily in order of importance. Market projections are subject to the risks discussed above and in this presentation, and other risks in the market. The statements in this presentation are made as of the date of this presentation, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

 Important Information (cont’d)  3    Non-GAAP Financial MeasuresSome of the information included in this presentation is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these financial measures are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Arconic’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Arconic. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures presented by Arconic may not be comparable to non-GAAP financial measures presented by other companies. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the appendix to this presentation. Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA, free cash flow, and adjusted free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of metal price lag, foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.Other InformationEffective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-out (LIFO) cost. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to all prior periods presented. See the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the period ended June 30, 2021 for further information.

2Q 2021 Profitability Shows Versatility and Near-Term Opportunity

Profitability Improving	▪ Sales of $1.8 billion, up 52% year-over-year (28% organically), and up 8% from prior quarter ▪ Net loss of $427 million, or $3.89 per share, compared with net loss of $96 million, or $0.88 per share, in second quarter 2020. Second quarter 2021 includes an after-tax charge of $423 million related to partial annuitization of U.S. pension obligations ▪ Adjusted EBITDA of $187 million, up 89% year-over-year, and up 4% from prior quarter
End Market Trends Driving Double-Digit Growth	▪ Sustained tailwinds benefiting all five end markets ▪ Industrial revenue grew 81% year-over-year (61% organically) and 17% sequentially due to trade case impact in the U.S. and ability to quickly pivot automotive capacity ▪ Packaging revenue grew 42% year-over-year (4% organically) and 26% sequentially due to global demand trends and non-compete expiration
Strong Financial Profile with Disciplined Approach to Capital Allocation	▪ Finalization of $1 billion pension annuitization, pension regulatory changes, and environmental payment step down driving annual cash obligations down by ~$245 million going forward ▪ Repurchased ~250,000 shares representing ~$9 million of existing $300 million authorization in the second quarter and have bought back more than double this amount since the quarter closed ▪ Increasing free cash flow will be deployed prudently against a disciplined capital allocation framework that evaluates the returns on potential investments (growth capex or M&A) against share repurchases and dividends

ARCONIC

See appendix for non-GAAP financial measure reconciliations.

4

2Q 2021 Sales Up Year-Over-Year and Sequentially

Ground Transportation

- Sales increased by 100% organically year-over-year due to customer shutdowns in 2Q20, coupled with continued market rebound in commercial transportation and 11 new or greatly expanded automotive programs
- Sequential sales lower due to ongoing semiconductor shortages

Industrial Products and Other

- Strong demand across all regions bolstered by trade cases in Europe, Russia and the U.S. and pivot from automotive

Building and Construction

- Modest sequential increase in sales signaling gradual improvement in North American non-residential construction

Packaging

- Growth continuing to benefit from expiration of non-compete and global packaging demand strength

Aerospace

- Aerospace industry recovery expected to continue as air passenger traffic continues to improve

2Q 2021 Organic Revenue[1] by End Market



In 2019, Aerospace made up 18% of total revenue
Aerospace 9%
Packaging 13%
Ground Transportation 34%
Building and Construction 19%
Industrial Products and Other 25%

End Market	Revenue year-over-year change	Organic revenue year-over-year change	Revenue sequential change
Ground Transportation	147%	100%	(4%)
Industrial Products and Other	81%	61%	17%
Building and Construction	17%	10%	7%
Packaging	42%	4%	26%
Aerospace	(36%)	(43%)	9%

ARCONIC

1) Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of changes in aluminum prices, divestitures, and foreign currency fluctuations relative to the prior year period. See appendix for non-GAAP financial measure reconciliations.

5

 2Q 2021 Financial Highlights  Sales of $1.8 billion, up 52% year-over-year, up 8% from prior quarter, and up 28% organically year-over-yearNet loss of $427 million, or $3.89 per share, compared with net loss of $96 million, or $0.88 per share, in second quarter 2020. The second quarter 2021 includes an after-tax charge of $423 million related to a partial annuitization of the Company’s U.S. pension obligationsAdjusted EBITDA of $187 million (10.4% margin), up 89% year-over-year and up 4% from the prior quarterCash used for operations was $167 million, reflecting $250 million of U.S. pension contributions made in April 2021 in conjunction with the $1 billion annuitization, and capital expenditures were $44 million resulting in free cash flow use of $211 million. This includes approximately $100 million of impact on net working capital on the balance sheet related to increasing metal pricesQuarter-end cash balance was $540 million with total available liquidity of approximately $1.3 billion and gross debt of $1.6 billion  Adjusted EBITDA 1Q 2020 – 2Q 2021 ($M)  6  See appendix for non-GAAP financial measure reconciliations.

 2Q 2021 Revenue and EBITDA: Strong Year-Over-Year Growth    Revenue    Adjusted EBITDA      $M  Year-over-Year %  $M  Year-over-Year %  2Q 2020  $1,187      $99      Price  13   1%  13   13%  Volume/Mix  319  27%  39   40%  Net Savings  -  -  23   23%  Aluminum Price  254   22%  (5)   (5%)  FX/Other  28   2%  18   18%  2Q 2021  $1,801   52%  $187  89%  7  See appendix for non-GAAP financial measure reconciliations.

   2Q 2021 Year-Over-Year Segment Results    Revenue    Segment Adjusted EBITDA            Drivers  ($M)  2Q20  2Q21  2Q20  Price  Volume/Mix  Net Savings  Other  2Q21    Rolled Products  $880   $1,474   $85   $9   $43   $32   $4   $173   Strength in ground transportation, industrial, and packaging, in addition to price benefits and cost actions, more than offset volume declines in aerospace and 2Q 2020 temporary cash conservation measures  Year-over-year change  68%38% Organic              104%    Building and Construction Systems  $230   $257   $37   $5   $2   ($4)  ($5)  $35   Price benefits and improved volume partially offset lower net savings and higher material costsNegative net savings reflect impact of temporary cash conservation measures from 2Q 2020  Year-over-year change  12%7% Organic              (5%)    Extrusions  $81   $70   ($14)  ($1)  ($6)  ($1)  $14   ($8)  Volume declines in aerospace continue to pressure profitabilityNegative net savings reflect impact of temporary cash conservation measures from 2Q 2020Other includes impacts of approximately $12M of costs related to a write-down of inventory and customer claims from 2Q 2020  Year-over-year change  (14%)(23%) Organic              43%    8  See appendix for non-GAAP financial measure reconciliations.

FY 2021 Organic Revenue Outlook Remains Positive in Most End Markets

Ground Transportation

- Organic revenue growth of ~25-30% (previously ~25-35%) year-over-year as automotive consumer demand remains strong and new content wins drive growth
- Lowered outlook due to the semiconductor supply chain uncertainty

Industrial Products and Other

- Organic revenue growth of ~25-30% (previously ~20-25%) year-over-year, with Tennessee investment now fully ramped and U.S. trade case benefiting domestic common alloy pricing
- Incremental industrial production coming, in part, from capacity previously allocated to automotive

Building and Construction

- Organic revenue growth expected to be slightly positive (previously flat) year-over-year
- Modest improvement in North American non-residential construction demand expected to continue through remainder of 2021

Packaging

- Organic revenue growth of ~15-20% (previously ~10-15%) year-over-year as outlook is further improved by strong international market conditions and the acceleration of some North American production into 4Q21

Aerospace

- Organic revenue expected to be down ~25-30% year-over-year as supply chain continues to destock
- Aerospace organic revenue anticipated to return to year-over-year growth in 2H21

FY 2021 Organic Revenue Year-over-Year Trajectory / FY 2021 Outlook Compared to Prior Guidance

End Market	Prior	Current
Ground Transportation	~25-35%	~25-30%
Industrial Products and Other	~20-25%	~25-30%
Building and Construction	~0%	~0-5%
Packaging	~10-15%	~15-20%
Aerospace	(~25-30%)	(~25-30%)

ARCONIC

9

 Poised for Substantial and Sustainable Growth

Sustained Tailwinds in All End Markets Driving Profitability Growth

GROUND TRANSPORTATION

- Light weighting of combustion engine vehicles and electric vehicle production continue to grow
- Overall, aluminum was 11% of vehicle weight in 2018 and is expected to be 15% by 2030[1]

Auto Body Sheet Consumption U.S. + Canada 2019-2024[2] (B lbs)


8% CAGR
1.9
1.5
2.1
2.4
2.7
2.9
2019
2020
2021
2022
2023
2024

INDUSTRIAL PRODUCTS AND OTHER

- Trade case finalized in March sets the stage for years of level playing field in common alloy sheet serving industrial end markets in the U.S.
- Approximately 77% of global aluminum rolled capacity is covered by some form of trade action[3]

Industrial End Market Driver Forecast[4] (B lbs)


6% CAGR
1.3
1.4
1.5
1.6
1.6
2020
2021
2022
2023
2024

BUILDING AND CONSTRUCTION

- U.S. non-residential construction spend expected to return to modest growth in 2022 and accelerate starting in 2023
- European recovery slightly ahead of U.S. due to faster pace of decline in 2020

U.S. Non-Residential Construction Put in Place ($B)[5]


6% CAGR
$542
$524
$532
$565
$606
$651
2020
2021
2022
2023
2024
2025

PACKAGING

- Customer preference for aluminum packaging continues to drive adoption versus plastic
- Several new can making plants have been announced in the U.S.
- The deficit between North American can sheet demand and production is expected to continue growing

North American Can Sheet Market Demand[6] (B lbs)


5% CAGR
5.2
6.3
1.4
2.3
3.8
4.0
2021
2025
Est. North American supply shortfall
Est. North American capacity
Est. North American can sheet demand

AEROSPACE

- Cadence of upward trajectory depends on order rates and destocking of supply chain
- Flight departures have increased meaningfully since year-end 2020 and airlines continue to announce new aircraft orders

Boeing and Airbus Estimated Deliveries[7]


12% CAGR
1,606
1,243
723
1,114
1,432
1,507
1,639
1,765
2018
2019
2020
2021
2022
2023
2024
2025

ARCONIC

1) DuckerFrontier, *2020 North America Light Vehicle Aluminum Content and Outlook Final Report Summary*, July 2020. 2) CRU Group, updated February 2021. Data reported in kmt by CRU and converted to billions of lbs. 3) Derived from *CRU Market Outlook* dataset, May 2021. 4) Electrical, Consumer Durables, and Machinery & Equipment rolled products consumption derived from *CRU Market Outlook* dataset, May 2021; reported in kmt and converted to billions of lbs. 5) FMI, *2021 North American Engineering and Construction Outlook, Third Quarter Edition*. 6) Harbor Aluminum, *US Aluminum Rolled Products Intelligence Report*, February 2021. 7) Bloomberg combined Boeing and Airbus analyst consensus aircraft deliveries.

11

Product Portfolio Levered to ESG Trends: Electric Vehicle Adoption

Global Electric Vehicle (EV) Market Growth Accelerating

- EVs are 25%-35% more aluminum intensive than conventional vehicles[1]
- CRU expects EVs to account for more than 25% of global light vehicle sales by 2027, and more than 50% by 2034[2]



EV versus ICE percentage of total light vehicle sales2
%
Internal combustion engine (ICE)
Battery electric vehicles (BEV)
Plug-in hybrid electric vehicles (PHEV)
Hyrbid electric vehicles (HEV)
100%
80%
60%
40%
20%
0%
ICE
EV >25%
EV >50%
2021
2024
2027
2030
2033
2036
2039
2042
2045

Arconic EV Position Is Strong and Growing

- Currently represented on 11 EV nameplates in North America and various other EV applications globally
- Expected 2021 revenue related to EVs of more than $100M from facilities around the world
- Providing material for a range of components:
  - Battery cases
  - Body panels and structure
  - Scroll compressors
  - Brazing sheet for heat exchangers and cooling systems
- Working on new brazing products that promote cleaner brazing processes and enhanced control of the heat exchanger quality which also enable increased EV battery life

1) DuckerFrontier, *2020 North America Light Vehicle Aluminum Content and Outlook Final Report Summary*, July 2020.
2) CRU, *CRU cracks the EV aluminium battery casing code*, February 3, 2021.

ARCONIC
12

Additional ESG & Sustainability Efforts

Environmental Health & Safety

Reinvigorated Focus on Safety

- Global safety stand down

Incident Frequency (TRIR[1])



1.21
1.24
0.95
0.93
2018
2019
2020
2021 YTD

Industry average TRIR[2]: 3.5-6.4

Disclosure & Governance

- 2020 Sustainability & ESG Report
- 2020 CDP climate change and water security disclosures filed
- New Code of Conduct
- Updated Supplier Standards



Supplier Standards
ARCONIC
Code of Conduct

CDP

Empowering Our Employees

First Employee Engagement Survey Completed Globally

GROW TOGETHER
ARCONIC INCLUSION AND DIVERSITY

GIVING TOGETHER

UN Global Compact Target Gender Equality

- Commitment and action to accelerate women's representation and leadership in business

UN GLOBAL COMPACT
TARGET GENDER EQUALITY

ARCONIC

1) TRIR or Total Recordable Incident Rate = (Number of OSHA Recordable injuries and illnesses * 200,000) / Employee total hours worked.
2) Industry average based on internal analysis comprised of TRIR from companies associated with secondary and alloying of aluminum, aluminum sheet, plate and foil manufacturing, other aluminum extruding and metal window and door manufacturing.

13

Disciplined Capital Allocation Framework

Organic Growth

Capacity expansions, shop floor optimization, and end market flexibility

- Major capital investment phase of the business completed (mostly prior to separation) – Davenport and Tennessee autobody sheet expansions, Tennessee industrial transition, and various enhancements to aerospace assets
- Current plans for 600M lbs per year of incremental sales do not require major capital expenditures
- Evaluating capital efficient options to increase casting and rolling capacity across the global network

Share Repurchases

$300 million two-year program in place

- Opportunistic and efficient return of capital to shareholders
- Assess cost of "increasing per share production capacity" via repurchases versus cost through return-seeking capital expenditures
- Compare returns on repurchases versus capex and M&A options

Dividends

Opportunity remains to initiate dividend

- Creates the opportunity to attract potential shareholders that are underinvested or not invested due to the absence of a dividend

Opportunistic M&A

Asset-level and large-scale M&A opportunities compete with organic investments

- Limited number of potential large-scale M&A opportunities
- Evaluate individual asset opportunities on an ongoing basis, but maintain discipline on price

ARCONIC

14

Organic Growth and Increased Efficiency Driving Significant EBITDA Growth

✓ On Track

OPPORTUNITY	EBITDA GROWTH[1]	RUN RATE EXPECTED BY	BACKGROUND
600M lbs/year Incremental Sales[2]	$100M-$120M	2H 2022	▪ Incremental North American rolling capacity being deployed roughly 50% in packaging and 50% across industrial and ground transportation ▪ Packaging and industrial pricing at high end of expected range
Permanent Cost Out	~$100M	2H 2021	▪ Approximately $60 million realized in 2020
Productivity	$70M-$80M	YE2021	▪ Increased casting throughput, scrap utilization, shop floor productivity, and asset utilization[3] ▪ Approximately $40 million realized in 2020

ARCONIC

1) Compared with 2019 Adjusted EBITDA.
2) Compared to December 31, 2019 utilization levels.
3) Non-North American Rolling, Building and Construction, and Extrusions facilities.

15

Improved Cash Conversion as Cash Payments Decline Substantially in 2022+

Gross Pension and OPEB Liability ($B)


$5.2
-37%
$3.3
4/1/2020
6/30/2021[1]

Net After-Tax Pension and OPEB Liability ($B)[2]


$1.5
-40%
$0.9
4/1/2020
6/30/2021[1]
Pension
OPEB

Pension Contributions and OPEB and Environmental Payments ($M)

✓ On Track


$408
$82
$55
$271
~$598
$250 pension contribution
~$348
~$95
~$35
~$218
$245 reduction
~$103
~$30
~$34
~$39
~ $91
~$10
~$32
~ $49
2020
2021E
2022E
2023E
Pension
OPEB
Environmental

Over $300 million annual reduction of legacy cash flow obligations expected from 2020 to 2022

ARCONIC

1) Discount rates based on the 6/30/2021 yield curve, resulting in a weighted average discount rate of 2.86%.
2) Net funded liability after 24% tax effect.

16

Continuing to Deliver Increased Profitability and Free Cash Flow

2Q 2021 Results

- Adjusted EBITDA increased 4% quarter-over-quarter, reflecting the pivot from automotive to industrial
- Completed $1 billion U.S. pension partial annuitization and reduced future annual cash obligations

All End Markets Facing Upward Trajectory

- Aerospace end market continuing sequential growth as airline traffic increases, aircraft deliveries pick up, and airlines resume new aircraft orders
- Poised to deliver meaningful Adjusted EBITDA growth over the next several years

Range of Capital Allocation Opportunities

- Exploring several organic growth investments to capitalize on opportunities in strongest end markets

Updated FY 2021 Outlook ($M)

	Prior	Updated
Revenue[1]	$7,100 - $7,400	$7,300 - $7,600
Adjusted EBITDA[2]	$710 - $750	No change
Adjusted free cash flow[1,2,3]	$300 - $400	~$250

1) Assumes average annual LME aluminum price of $2,330/mt and Midwest Premium of $540/mt for the full year versus prior assumptions for LME of $2,200/mt and Midwest Premium of $430/mt.
2) Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA and free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of metal price lag, foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
3) Excludes $250 million contribution to U.S. pension plans in connection with the April annuitization and approximately $348 million in other funding of legacy pension, OPEB, and environmental liabilities.

ARCONIC
17

 Appendix

Reconciliation of Segment Adjusted EBITDA

($M)	Quarter ended		
	June 30, 2021	March 31, 2021	June 30, 2020
Total Segment Adjusted EBITDA(1),(2)	$ 200	$ 189	$ 108
Unallocated amounts:			
Corporate expenses(3)	(10)	(9)	(7)
Stock-based compensation expense	(5)	(2)	(5)
Metal price lag(4)	(11)	5	(10)
Provision for depreciation and amortization	(62)	(63)	(68)
Restructuring and other charges(5)	(597)	(1)	(77)
Other(6)	(10)	(6)	(13)
Operating (loss) income(2)	(495)	113	(72)
Interest expense	(25)	(23)	(40)
Other expenses, net	(15)	(22)	(16)
Benefit (Provision) for income taxes(2)	108	(16)	32
Net income attributable to noncontrolling interest	–	–	–
Consolidated net (loss) income attributable to Arconic Corporation(2)	$ (427)	$ 52	$ (96)

1) Arconic's profit or loss measure for its reportable segments is Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization). Effective in the third quarter of 2020, management refined the Company's Segment Adjusted EBITDA measure to remove the impact of metal price lag (see footnote 4). This change was made to further enhance the transparency and visibility of the underlying operating performance of each segment by removing the volatility associated with metal prices. The Company calculates Segment Adjusted EBITDA as Total sales (third-party and intersegment) minus each of (i) Cost of goods sold, (ii) Selling, general administrative, and other expenses, and (iii) Research and development expenses, plus Stock-based compensation expense and Metal price lag. Arconic's Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies' reportable segments.

Also, effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-out (LIFO) cost. The effects of the change in accounting principle have been retrospectively applied to the Company's Statement of Consolidated Operations for the quarter ended June 30, 2020. See footnote 2 for additional information.

Segment Adjusted EBITDA for the quarter ended June 30, 2020 was recast to reflect the updated measure of segment profit or loss and the change in inventory cost method.

Total Segment Adjusted EBITDA is the sum of the respective Segment Adjusted EBITDA for each of the Company's three reportable segments: Rolled Products, Building and Construction Systems, and Extrusions. This amount is being presented for the sole purpose of reconciling Segment Adjusted EBITDA to the Company's Consolidated net (loss) income.

ARCONIC

19

 2) Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at LIFO cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarter ended June 30, 2020. Accordingly, Net loss attributable to Arconic Corporation increased $4 (comprised of a $5 increase to Cost of goods sold and a $1 increase to Benefit for income taxes) from the amount previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 (filed on August 4, 2020). See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (filed on February 23, 2021) for additional information.3) Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities.4) Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.5) In the quarter ended June 30, 2021, Restructuring and other charges includes $568 related to the settlement of a portion of the Company’s U.S. defined benefit pension plan obligations as a result of the purchase of a group annuity contract and elections by certain plan participants to receive lump-sum benefit payments. In the quarter ended June 30, 2020, Restructuring and other charges includes $55 related to the settlement of a portion of the Company’s U.K. defined benefit pension plan obligation as a result of the purchase of a group annuity contract.6) Other includes certain items that impact Cost of goods sold and Selling, general administrative, and other expenses on the Company’s Statement of Consolidated Operations that are not included in Segment Adjusted EBITDA, including those described as “Other special items” (see footnote 5 to the Reconciliation of Total Company Adjusted EBITDA included in this presentation).    20  Reconciliation of Segment Adjusted EBITDA (cont’d)

Reconciliation of Total Company Adjusted EBITDA

($M)	Quarter ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020[1]
Net (loss) income attributable to Arconic Corporation[2]	$ (427)	$ 52	$ (64)	$ 5	$ (96)	$ 46
Add:						
Net income attributable to noncontrolling interest	–	–	–	–	–	–
(Benefit) Provision for income taxes[2]	(108)	16	(4)	10	(32)	27
Other expenses, net	15	22	1	27	16	26
Interest expense	25	23	21	22	40	35
Restructuring and other charges[3]	597	1	127	3	77	(19)
Provision for depreciation and amortization	62	63	60	63	68	60
Stock-based compensation	5	2	5	6	5	7
Metal price lag[4]	11	(5)	(3)	16	10	4
Other special items[5]	7	5	8	13	11	18
Adjusted EBITDA[2]	$ 187	$ 179	$ 151	$ 165	$ 99	$ 204
Sales	$1,801	$1,675	$1,462	$1,415	$1,187	$1,611
Adjusted EBITDA Margin	10.4%	10.7%	10.3%	11.7%	8.3%	12.7%

Arconic's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; Metal price lag (see below); and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Effective in the third quarter of 2020, management refined the Company's Adjusted EBITDA measure to remove the impact of metal price lag (see footnote 4). This change was made to further enhance the transparency and visibility of the underlying operating performance of the Company by removing the volatility associated with metal prices. Also, effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-out (LIFO) cost. The effects of the change in accounting principle have been retrospectively applied to the Company's Statement of Consolidated Operations for the quarters ended June 30, 2020 and March 31, 2020. See footnote 2 for additional information. Adjusted EBITDA for the quarters ended June 30, 2020 and March 31, 2020 was recast to reflect both these changes.

1) Prior to April 1, 2020, Arconic's financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic's former parent company's financial statements. Accordingly, the Company's results of operations for the quarter ended March 31, 2020 were prepared on such basis. The carve-out financial statements of Arconic are not necessarily indicative of the Company's consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to the Company's Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

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 2) Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at LIFO cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarters ended June 30, 2020 and March 31, 2020. Accordingly, for the quarter ended June 30, 2020, Net loss attributable to Arconic Corporation increased $4 (comprised of a $5 increase to Cost of goods sold and a $1 increase to Benefit for income taxes) from the amount previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 (filed on August 4, 2020). Additionally, for the quarter ended March 31, 2020, Net income attributable to Arconic Corporation decreased $14 (comprised of an $18 increase to Cost of goods sold and a $4 decrease to Provision for income taxes) from the amount previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020). See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (filed on February 23, 2021) for additional information.3) In the quarter ended June 30, 2021, Restructuring and other charges includes $568 related to the settlement of a portion of the Company’s U.S. defined benefit pension plan obligations as a result of the purchase of a group annuity contract and elections by certain plan participants to receive lump-sum benefit payments. In the quarter ended June 30, 2020, Restructuring and other charges includes $55 related to the settlement of a portion of the Company’s U.K. defined benefit pension plan obligation as a result of the purchase of a group annuity contract.4) Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.5) Other special items include the following:• for the quarter ended June 30, 2021, a write-down of inventory related to the idling of both the remaining operations at the Chandler (Arizona) extrusions facility and the casthouse operations at the Lafayette (Indiana) extrusions facility ($4) and costs related to several legal matters ($3);• for the quarter ended March 31, 2021, costs related to several legal matters, including Grenfell Tower ($4) and other ($1);• for the quarter ended December 31, 2020, costs related to several legal matters ($5) and other items ($3);• for the quarter ended September 30, 2020, costs related to several legal matters, including Grenfell Tower ($4) and other ($2), a write-down of inventory related to the idling of the casthouse operations at the Chandler (Arizona) extrusions facility ($5), and other ($2);• for the quarter ended June 30, 2020, costs related to several legal matters, including a customer settlement ($5), Grenfell Tower ($3), and other ($3); and• for the quarter ended March 31, 2020, an allocation of costs incurred by Arconic’s former parent company associated with the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies.  22  Reconciliation of Total Company Adjusted EBITDA (cont’d)

Adjusted EBITDA to Free Cash Flow Bridge

($M)	Quarter ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Adjusted EBITDA[1]	$187	$179	$151	$165	$99
Change in working capital[2],[4]	(51)	(230)	130	185	1
Cash payments for:					
Environmental remediation	(4)	(17)	(28)	(33)	(4)
Pension contributions[3]	(252)	(201)	(227)	–	(12)
Other postretirement benefits	(10)	(10)	(14)	(14)	(13)
Restructuring actions	(4)	(5)	(9)	(5)	(9)
Interest	(22)	(18)	(21)	(19)	(5)
Income taxes	(6)	(6)	(11)	(3)	(7)
Capital expenditures[4]	(44)	(28)	(37)	(39)	(29)
Other	(5)	14	17	(36)	(12)
Free Cash Flow[5]	$(211)	$(322)	$(49)	$201	$9
Add-back cash payments for:					
Environmental remediation	4	17	28	33	4
Pension benefits[6]	254	203	229	2	14
Other postretirement benefits	10	10	14	14	13
Adjusted Free Cash Flow[7]	$57	$(92)	$222	$250	$40

1) Adjusted EBITDA is a non-GAAP financial measure. See Reconciliation of Total Company Adjusted EBITDA presented elsewhere in this Appendix for (i) Arconic's definition of Adjusted EBITDA, (ii) management's rationale for the presentation of this non-GAAP measure, and (iii) a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

2) Arconic's definition of working capital is Receivables plus Inventories less Accounts payable, trade.

3) In January 2021, the Company contributed a total of $200 to its two funded U.S. defined benefit pension plans, comprised of the estimated minimum required funding for 2021 of $183 and an additional $17. In April 2021, the Company contributed a total of $250 to its two funded U.S. defined benefit pension plans to maintain the funding level of the remaining plan obligations not transferred under a group annuity contract.

4) In preparing the Statement of Consolidated Cash Flows for the nine months ended September 30, 2020, management identified a misclassification related to the non-cash portion of properties, plants, and equipment additions. This non-cash portion is the result of the timing difference that exists between when the Company records such additions as assets on its Consolidated Balance Sheet and when such additions have been paid in cash. As a result, the amount of (Decrease) in accounts payable, trade (included in Change in working capital) reported on August 4, 2020 for the quarter ended June 30, 2020 was overstated by $8 and the amount of Capital expenditures reported on August 4, 2020 for the quarter ended June 30, 2020 was understated by $8. Accordingly, for the quarter ended June 30, 2020, management has corrected both (Decrease) in accounts payable, trade and Capital expenditures from the amounts reported on August 4, 2020 to remove the respective effect of this $8.

5) Arconic's definition of Free Cash Flow is Cash from operations less capital expenditures. Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand the Company's asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

2Q 2021: Cash used for operations of $(167) less capital expenditures of $44 = free cash flow of $(211)

1Q 2021: Cash used for operations of $(294) less capital expenditures of $28 = free cash flow of $(322)

4Q 2020: Cash used for operations of $(12) less capital expenditures of $37 = free cash flow of $(49)

3Q 2020: Cash provided from operations of $240 less capital expenditures of $39 = free cash flow of $201

2Q 2020: Cash provided from operations of $38 less capital expenditures of $29 = free cash flow of $9

6) Pension benefits are comprised of contributions to funded defined benefit plans and benefit payments to participants in unfunded defined benefit plans.

7) Adjusted Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted Free Cash Flow provides an incremental view of the Company's cash performance by excluding payments related to legacy liabilities.

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 Reconciliation of Organic Revenue by End Market  24  ($M)2Q20  Ground Transportation  Building and Construction  Aerospace  Packaging  Industrial Productsand Other  Total  Revenue  $257   $263   $237   $195   $239   $1,191                 2Q21              Revenue  $634   $308   $151   $276   $432   $1,801   Less:              Aluminum price impact  116   9   15   70   44   254   Foreign currency impact  5   11   -   3   3   22   Organic Revenue  $513   $288   $136   $203   $385   $1,525   Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year period.

 Reconciliation of Organic Revenue by Segment  25  Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year period.  ($M)  Quarter Ended        June 30,        2020    2021  Total           Revenue  $1,191     $1,801   Less:           Aluminum price impact  n/a    254   Foreign currency impact  n/a     22   Organic Revenue  $1,191     $1,525   Rolled Products           Revenue  $880     $1,474   Less:           Aluminum price impact  n/a     246   Foreign currency impact  n/a    11   Organic Revenue  $880      $1,217   Building and Construction Systems        Revenue  $230      $257   Less:        Aluminum price impact  n/a      -  Foreign currency impact  n/a    11   Organic Revenue  $230      $246   Extrusions        Revenue  $81      $70   Less:        Aluminum price impact  n/a    8   Foreign currency impact  n/a     -   Organic Revenue  $81     $62

Legacy Pension and OPEB Cash Obligations Down Substantially

Estimated U.S. Pension Plan Funded Status[1]

Annualized Asset Return	Funded Status Year 1 (12/2021)	Funded Status Year 2 (12/2022)	Funded Status Year 3 (12/2023)	Funded Status Year 4 (12/2024)
4%	($605M)	($609M)	($601M)	($592M)
6%	($588M)	($558M)	($518M)	($477M)
8%	($572M)	($508M)	($432M)	($357M)

Expected Cash Contributions and Benefit Payments

Annual U.S. Qualified Pension Contributions[2]	$450M[3]	$23M-$24M	$32M-$35M	$28M-$36M
Annual non-U.S. and Other Pension Payments	~$18M	~$15M	~$15M	~$15M
Annual OPEB Payments	~$35M	~$34M	~$32M	~$31M

Source: Buck & Mercer Investments, LLC.

1) Discount rates based on the 6/30/2021 yield curve, resulting in a weighted average discount rate of 2.86%.
2) Contributions assume asset returns of 4%-8% and minimum required contributions are paid when due in all years; all contributions payable during the year are made on the last day of the year, no potential risk management activity, such as annuitizations, are taken into account.
3) Accelerated $200 million annual funding in January and made $250 million contribution in April related to partial U.S. pension annuitization

All other assumptions, methods, plan provisions, and data are the same as those used for the December 31, 2020 financial disclosures.

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